Griffin Institutional Access Credit Fund

Item 77Q1(g) – Copies of any Merger or Consolidation Agreement

Griffin Capital BDC Corp. merged into the Fund as of September 29, 2017.  Reference is made to the Combined Proxy Statement/Prospectus filed by the Fund on Form 497 on August 23, 2017, Accession Number 0001398344-17-010762 and the Plan of Reorganization contained therein.